Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-60781, 333-96097, and 333-82682) of UniFirst Corporation of our report dated October 26, 2004, expect for Notes 9 and 13 and Schedule II, as to which the date is July 28, 2005, with respect to the consolidated financial statements and schedule of UniFirst Corporation included in this Annual Report (Form 10-K/A) for the year ended August 28, 2004.

/s/ Ernst & Young LLP

Boston, Massachusetts July 28, 2005